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INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 33-84754 and 333-16765 on Forms S-8 of MK Gold Company of our report dated February 13, 1998, appearing in and incorporated by reference in this Annual Report on Form 10-K of MK Gold Company for the year ended December 31, 1997.





DELOITTE & TOUCHE LLP



Salt Lake City, Utah
March 26, 1998